EXHIBIT 10.26
MODIVCARE INC.
NON-QUALIFIED STOCK OPTION

To: [●]
Date of Grant: [●]
You are hereby granted an option, effective as of the date hereof, to purchase up to [●] shares of common stock, $.001 (“Common Stock”), of ModivCare Inc., a Delaware corporation, (the “Company”) at the price of $[●] per share, the closing price of the Common Stock on the Nasdaq Global Select Market on the Date of Grant, pursuant to the terms and conditions set forth below, and pursuant to the Company’s 2006 Long-Term Incentive Plan, as amended in 2016 (the “Plan”) as modified herein. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan.
This option shall terminate and is not exercisable after 11:59 p.m. eastern time on [●] (the “Scheduled Expiration Date”), except as hereinafter provided.
The option granted hereunder shall be subject to vesting as follows:
i.If you remain continuously Employed (as defined in the Plan) with the Company, its Affiliate or successor through the applicable Vesting Date, your respective options shall become vested on the Vesting Dates set forth in the Vesting Schedule below and exercisable on or after such date prior to the Scheduled Expiration Date.

Vesting Schedule

Vesting Dates	Number of Options Vest
[●]	[●]
[●]	[●]
[●]	[●]

ii.Notwithstanding the Plan and the vesting schedule set forth above, in the event of a Change in Control, your unvested options shall continue to vest pursuant to the vesting schedule set forth above, except that your unvested options shall become vested immediately upon the occurrence of a Change in Control Termination. As used herein, “Change in Control Termination” means a termination of your Employment by the Company or its successor without Cause within the period beginning 30 days prior to and ending one year following a Change in Control.

Notwithstanding anything to the contrary contained in the Plan, upon any termination of your Employment with the Company or its Affiliate (whether such termination be voluntary or involuntary), (i) any portion of your option that has vested as of such termination (including any portion that becomes vested in connection with your termination of employment pursuant to this Agreement or otherwise) will be exercisable for ninety (90) days following such termination and (ii) any portion of your option that has not vested as of such termination shall be immediately forfeited without consideration therefor and without any further action on the part of any person.
Notwithstanding anything to the contrary contained in the Plan, if your option remains outstanding as of immediately prior to a Change in Control, the Company shall take all actions necessary or appropriate to ensure that your option shall be honored or assumed, or new rights substituted therefor by the acquiror of the Company or its Affiliate in such Change in Control in the form of a cash- or equity-based award (such honored, assumed or substituted option, an “Alternative Award”) of substantially equivalent terms and conditions, as provided below, by the entity for which you will be employed immediately following the Change in Control (or the parent or a subsidiary of such entity); provided that any such Alternative Award must provide for full vesting acceleration in the event that your employment is terminated by the Company or any successor for any reason other than Cause following the Change in Control. In furtherance of the foregoing, any such Alternative Award granted to you must:
(a)provide you with rights and entitlements substantially equivalent to or better than the rights and entitlements applicable under this option, including, but not limited to, an identical or better vesting schedule and identical or better timing and methods of exercise and payment (including all provisions applicable in respect of this option that provide for accelerated vesting);

(b)provide for settlement in cash or, only if the acquiror then has publiclytraded securities, in publiclytraded securities issued by the acquiror; and

(c)have substantially equivalent economic value to this option, as determined by the Compensation Committee of the Board of Directors of the Company (the “Committee”) as constituted immediately prior to the Change in Control.

If, as of immediately following the Change in Control, your option has not been honored, assumed, or substituted by the acquiror of the Company or its Affiliate in such Change in Control with an award meeting all of the requirements of an Alternative Award as set forth above, your option shall either (i) if the per-share exercise price of your option exceeds the value of a share of Common Stock as of the occurrence of such Change in Control, as determined by the Committee, your option shall be immediately and automatically cancelled without consideration therefor and without any further action on the part of any person, or (ii) if the per-share exercise price of your option is less than the value of a share of Common Stock, as determined by the Committee, as of the occurrence of such Change in Control, your option shall become fully and immediately vested and the Company shall pay you, within thirty (30) days, an amount in cash equal to the value of a corresponding number of shares of Common Stock less the aggregate exercise price of your option, subject to such adjustments as the Committee may deem necessary to reflect the value of your option.
You may exercise your option granted hereunder by giving written notice to the Secretary of the Company on forms supplied by the Company at its then principal executive office, accompanied by payment of the option price for the total number of shares you specify that you wish to purchase. The payment may be in any of the following forms: (a) cash, which may be evidenced by a check and includes cash received from a stock brokerage firm in a so-called “cashless exercise”; (b) certificates representing shares of Common Stock, which will be valued by the Secretary of the Company at the fair market value per share of the Common Stock (as determined in accordance with the Plan) on the date of delivery of such certificates to the Company, accompanied by an assignment of the stock to the Company; or (c) any combination of cash and Common Stock valued as provided in clause (b). Any transfer of stock in payment of the option price for the options granted hereunder shall be in a form and substance satisfactory to the Secretary of the Company, including guarantees of signature(s) and payment of all transfer taxes if the Secretary deems such guarantees necessary or desirable.
Notwithstanding anything to the contrary contained in the Plan, if you die while employed by the Company or a Company subsidiary corporation, your executor or administrator, as the case may be, may, at any time after the date of your death (but in no event later than the Scheduled Expiration Date), exercise the option as to any shares which you had a vested right to purchase and did not purchase during your lifetime. Your executor, administrator, guardian or custodian must present proof of his or her authority satisfactory to the Company prior to being allowed to exercise this option.
After the date your Employment is terminated as described in this paragraph, you may exercise this option only for the number of shares then available for purchase under this option on the date your Employment terminated after taking into account any vesting acceleration as a result of such termination of Employment. If you are employed by a Company subsidiary corporation, your Employment shall be deemed to have terminated on the date your employer ceases to be a Company subsidiary corporation, unless you are on that date transferred to the Company or another Company subsidiary corporation. Your Employment shall not be deemed to have terminated if you are transferred from the Company to a Company or subsidiary, or vice versa, or from one Company subsidiary to another Company subsidiary.
In the event of any change in the outstanding shares of the Common Stock of the Company by reason of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, transfer of assets, reorganization, conversion or what the Administrator deems in its sole discretion to be similar circumstances, the number and kind of shares subject to this option and the option price of such shares shall be appropriately adjusted in a manner to be determined in the sole discretion of the Administrator, whose decision shall be final, binding and conclusive in the absence of clear and convincing evidence of bad faith.
This option is not transferable otherwise than by will or the laws of descent and distribution, and is exercisable during your lifetime only by you, including, for this purpose, your legal guardian or custodian in the event of Disability. Until the option price has been paid in full pursuant to due exercise of this option and the purchased shares are delivered to you, you do not have any rights as a shareholder of the Company. The Company reserves the right not to deliver to you the shares purchased by virtue of the exercise of this option during any period of time in which the Company deems, in its sole discretion, that such delivery would violate a federal, state, local or securities exchange rule, regulation or law.
Notwithstanding anything to the contrary contained herein, this option is not exercisable until all the following events occur and during the following periods of time:
(a)During any period of time in which the Company deems that the exercisability of this option, the offer to sell the shares optioned hereunder, or the sale thereof, may violate a federal, state, local or foreign law, rule or regulation, or any applicable securities exchange or listing rule or agreement, or may cause the Company to be legally obligated to issue or sell more shares than the Company is legally entitled to issue or sell;
(b)Until you have paid or made suitable arrangements to pay (which may include payment through the surrender of Common Stock) (i) all federal, state, local and foreign tax withholding required by the Company in connection with the option exercise and (ii) the employee’s portion of other federal, state, local and foreign payroll and other taxes due in connection with the option exercise.
Further, nothing herein guarantees you employment for any specified period of time. You recognize that, for instance, you may terminate your Employment or the Company or any of its Affiliates may terminate your Employment prior to the date on which your option becomes vested or exercisable.
You understand and agree that the existence of this option will not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the common shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
Any notice you give to the Company must be in writing and either hand-delivered or mailed to the office of the General Counsel of the Company. If mailed, it should be addressed to the General Counsel of the Company at its then main headquarters. Any notice given to you will be addressed to you at your address as reflected on the personnel records of the Company. You and the Company may change the address for notice by like notice to the other. Notice will be deemed to have been duly delivered when hand-delivered or, if mailed, on the day such notice is postmarked.
Any dispute or disagreement between you and the Company with respect to any portion of this option or its validity, construction, meaning, performance or your rights hereunder shall be settled by arbitration, at a location designated by the Company in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration you will attempt to resolve any disputes or disagreements with the Company over this option amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, you and the Company may resolve the dispute by settlement. You and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but you and the Company shall otherwise be solely responsible for your own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on you and the Company. Further, neither you nor the Company shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.
This option shall be subject to the terms of the Plan as modified herein, which terms are hereby incorporated herein by reference and made a part hereof. In the event of any conflict between the terms of this option and the terms of the Plan in effect on the date of this option, the terms of this Agreement shall govern. This Agreement constitutes the entire understanding between the Company and you with respect to the subject matter hereof and no amendment, supplement or waiver of this Agreement, in whole or in part, shall be binding upon the Company unless in writing and signed by an authorized officer of the Company (other than you). This option and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

EXHIBIT 10.26
Please sign the copy of this option and return it to the Company’s Secretary, thereby indicating your understanding of and agreement with its termination and conditions.

MODIVCARE INC.

By:     Kathryn Stalmack
Title:     SVP, General Counsel

ACKNOWLEDGEMENT
    I hereby acknowledge receipt of a copy of the Plan. I hereby represent that I have read and understood the terms and conditions of the Plan and of this option. I hereby signify my understanding of, and my agreement with, the terms and conditions of the Plan and of this option. I agree to accept as binding, conclusive, and final all decisions or interpretations of the Administrator concerning any questions arising under the Plan with respect to this option. I accept this option in full satisfaction of any previous written or verbal promise made to me by the Company or any of its Affiliates with respect to option or stock grants.

Date                 , ________

Signature of Optionee
Name: